THIS AGREEMENT is dated 7th March 2017

PARTIES

(1)

Volition Diagnostics UK Limited incorporated and registered in England and Wales with company number 09871726 based at 93-95 Gloucester Place, London, W1U 6JQ (Company);

and

(2)

Dr Jacob Micallef of 25 Hermitage Road, London, SE19 3QW (Employee).

RECITALS

(A)

The Company desires that the Employee be employed by the Company, and render services to the Company or any Group Company, pursuant to those certain Services Agreements entered into by and between the Company and its affiliates (Services Agreements), and Employee is willing to be so employed and to render such services to the Company or any Group Company pursuant to those certain Services Agreements, all upon the terms and subject to the conditions contained herein;

(B)

This agreement supersedes and replaces in its entirety the existing Consultancy Agreement between Borlaug Limited and VolitionRx Limited, dated January 1, 2015, as amended.

AGREED TERMS

1.

INTERPRETATION

1.1

The definitions and rules of interpretation in this clause 1 apply in this agreement.

Appointment: the employment of the Employee by the Company on the terms of this agreement.

Associated Employer: has the meaning given to it in the Employment Rights Act 1996.

Board: the board of directors of the Company (including any committee of the Board duly appointed by it).

Commencement Date: 1 April 2017

Confidential Information: information (whether or not recorded in documentary form, or stored on any magnetic or optical disk or memory) relating to the business, products, affairs and finances of the Company for the time being confidential to the Company or any Group Company and trade secrets including, without limitation, intellectual property, clinical study data, technical data and know-how relating to the business of the Company or any Group Company or any of its or their business contacts.

Group Company: the Company, its Subsidiaries or Holding Companies from time to time and any Subsidiary of any Holding Company from time to time.

Incapacity: any sickness, injury or other medical disorder or condition which prevents the Employee from carrying out his duties.

Employee Handbook: the Company's Employee handbook as amended from time to time.

Subsidiary and Holding Company: in relation to a company mean "subsidiary" and "holding company" as defined in section 1159 of the Companies Act 2006 and a company shall be treated, for the purposes only of the membership requirement contained in subsections 1159(1)(b) and (c), as a member of another company even if its shares in that other company are registered in the name of (a) another person (or its nominee), whether by way of security or in connection with the taking of security, or (b) a nominee.

1.2

The headings in this agreement are inserted for convenience only and shall not affect its construction.

1.3

A reference to a particular law is a reference to it as it is in force for the time being taking account of any amendment, extension, or re-enactment and includes any subordinate legislation for the time being in force made under it.

1.4

Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.5

Unless the context otherwise requires, words in the singular include the plural and in the plural include the singular.

1.6

The schedules to this agreement form part of (and are incorporated into) this agreement.

2.

TERM OF APPOINTMENT

2.1

The Appointment shall commence on the Commencement Date and shall continue, subject to the remaining terms of this agreement, until terminated by either party giving the other not less than three months’ prior notice in writing.

2.2

The Employee consents to the transfer of his employment under this agreement to an Associated Employer at any time during the Appointment.

2.3

The prior engagement of Borlaug Limited by VolitionRx Limited for the provision of Chief Scientific Officer services, shall not count as continuous service for the purposes of employment with the Company.

3.

EMPLOYEE WARRANTIES

3.1

The Employee represents and warrants to the Company that, by entering into this agreement or performing any of his obligations under it, he will not be in breach of any court order or any express or implied terms of any contract or other obligation binding on him and undertakes to indemnify the Company, its Subsidiaries, its Holding Companies, and their respective successors and assigns, against any claims, costs, damages, liabilities or expenses which such party may incur as a result if the Employee is in breach of any such obligations.

3.2

The Employee warrants that he is entitled to work in the United Kingdom without any additional approvals and will notify the Company immediately if he ceases to be so entitled during the Appointment.

4.

DUTIES

4.1

The Employee shall serve as the Chief Scientific Officer of the Group Companies or such other role as the Board considers appropriate.

4.2

During the Appointment, the Employee shall:

a)

unless prevented by Incapacity, devote the whole of his time, attention and abilities to the business of the Company and any Group Company of which he is an officer or consultant;

b)

diligently exercise such powers and perform such duties as may from time to time be assigned to him by the Company or Board together with such person or persons as the Company or Board may appoint to act jointly with him;

c)

comply with all reasonable and lawful directions given to him by the Company or Board;

d)

promptly make such reports to the CEO or the Board in connection with the affairs of the Company or any Group Company on such matters and at such times as are reasonably required;

e)

report his own wrongdoing and any wrongdoing or proposed wrongdoing of any other employee or director of the Company or any Group Company to the CEO or the Board immediately on becoming aware of it;

f)

use his best endeavours to promote, protect, develop and extend the business of the Company or any Group Company; and

g)

consent to the Company or any Group Company monitoring and recording any use that he makes of the Company's or such Group Company’s electronic communications systems for the purpose of ensuring that the Company's and the Group Company’s rules are being complied with and for legitimate business purposes.

4.3

The Employee shall comply with the Company's and any Group Company’s insider trading policy and the anti-corruption and bribery policy and related procedures at all times, as such policies may be amended from time to time.

4.4

The Employee shall comply with any rules, policies and procedures set out in the Employee Handbook, a copy of which has been given to the Employee or is available from the Group HR Manager. The Employee Handbook does not form part of this agreement and the Company may amend it at any time. To the extent that there is any conflict between the terms of this agreement and the Employee Handbook, this agreement shall prevail.

4.5

All documents, manuals, hardware and software provided for the Employee's use by the Company or any Group Company, and any data or documents (including copies) produced, maintained or stored on the Company's or any Group Company’s computer systems or other electronic equipment (including mobile phones), remain the property of the Company or such Group Company, as applicable.

5.

PLACE OF WORK

5.1

The Employee's normal place of work is 93-95 Gloucester Place, London, W1U 6JQ or such other place which the Board may reasonably require for the proper performance and exercise of his duties.

5.2

The Employee agrees to travel on the Company's or any Group Company's business (both within the United Kingdom and abroad) as may be required for the proper performance of his duties under the Appointment.

5.3

During the Appointment, the Employee shall not be required to work outside the United Kingdom for any continuous period of more than one month.

6.

HOURS OF WORK

The Employee's normal working hours shall be 09:00 to 17:30 Monday to Friday and such additional hours as are necessary for the proper performance of his duties. The Employee acknowledges that he shall not receive further remuneration in respect of such additional hours.

7.

SALARY

7.1

The Employee shall be paid an initial salary of £144,000 per annum.

7.2

The Employee's salary shall accrue from day to day and be payable monthly in arrears on or about the last working day of each month directly into the Employee's bank or building society.

7.3

The Employee's salary shall be reviewed by the CEO or the Board annually. The Company is under no obligation to award an increase following a salary review. There will be no review of the salary after notice has been given by either party to terminate the Appointment.

7.4

The Company may deduct from the salary, or any other sums owed to the Employee, any money owed to the Company or any Group Company by the Employee.

8.

EXPENSES

8.1

The Company shall reimburse (or procure the reimbursement of) all reasonable expenses wholly, properly and necessarily incurred by the Employee during the Appointment, subject to production of VAT receipts or other appropriate evidence of payment.

8.2

The Employee shall abide by the Company's and any Group Company’s policies on expenses as communicated to him or set out in the Employee Handbook from time to time.

8.3

Any credit card supplied to the Employee by the Company or a Group Company shall be used only for reasonable Company or Group Company expenses incurred by him during the Appointment.

9.

HOLIDAYS

9.1

The Company's holiday year runs between 1st January and 31st December. If the Appointment commences or terminates part way through a holiday year, the Employee's entitlement during that holiday year shall be calculated on a pro-rata basis rounded up to the nearest whole day.

9.2

The Employee shall be entitled to 25 days' paid holiday in each holiday year. In addition, the Employee shall also be entitled to 8 paid UK public/bank holidays per holiday year.

9.3

Holiday shall be taken at such time or times as shall be approved in advance by the CEO. The Employee shall not carry forward any accrued but untaken holiday entitlement to a subsequent holiday year except as set out in our holidays policy which is available from the Group HR Manager unless the Employee has been prevented from taking it in the relevant holiday year by one of the following: a period of sickness absence or statutory maternity leave, paternity, adoption, parental or shared parental leave. In cases of sickness absence, carry-over is limited to four weeks' holiday per year less any leave taken during the holiday year that has just ended. Any such carried over holiday which is not taken within eighteen months of the end of the relevant holiday year will be lost.

9.4

The Employee shall have no entitlement to any payment in lieu of accrued but untaken holiday except on termination of the Appointment. Subject to clause 9.5, the amount of such payment in lieu shall be as set out in our holiday policy which is available from the Group HR Manager.

9.5

If the Company has terminated or would be entitled to terminate the Appointment under clause 14 or if the Employee has terminated the Appointment in breach of this agreement any payment due under clause 9.4 shall be limited to the Employee's statutory entitlement under the Working Time Regulations 1998 (SI 1998/1833) and any paid holidays (including paid public holidays) taken shall be deemed first to have been taken in satisfaction of that statutory entitlement.

9.6

If on termination of the Appointment the Employee has taken more holiday than his accrued holiday entitlement, the Company shall be entitled to deduct the excess holiday pay from any payments due to the Employee calculated at 1/260th of the Employee's salary for each excess day.

9.7

If either party has served notice to terminate the Appointment, the Company may require the Employee to take any accrued but unused holiday entitlement during the notice period.

10.

INCAPACITY

10.1

If the Employee is absent from work due to Incapacity, the Employee shall notify the CEO of the reason for the absence as soon as possible but no later than 9am on the first day of absence.

10.2

The Employee shall certify his absence in accordance with the Company sickness policy which is available from the Group HR Manager.

10.3

Subject to the Employee's compliance with this agreement and the Company sickness policy (as amended from time to time) and subject to clause 10.4, the Employee shall receive sick pay in accordance with the Company sickness policy, which may be amended from time to time, and which is available from the Group HR Manager.

10.4

If the Employee has been on long term sick leave continuously for more than a year he will not qualify for sick pay again until he has returned to work for a total of 4 weeks.

10.5

The Employee agrees to consent to medical examinations (at the Company's expense) by a doctor nominated by the Company should the Company so require. The Employee agrees that any report produced in connection with any such examination may be disclosed to the Company or any Group Company and the Company and such Group Company may discuss the contents of the report with the relevant doctor.

10.6

If the Incapacity is or appears to be occasioned by actionable negligence, nuisance or breach of any statutory duty on the part of a third party in respect of which damages are or may be recoverable, the employee shall immediately notify the Board of that fact and of any claim, settlement or judgment made or awarded in connection with it and all relevant particulars that the Board may reasonably require. The Employee shall if required by the Company, co-operate in any related legal proceedings and refund to the Company that part of any damages or compensation recovered by him relating to the loss of earnings for the period of the Incapacity as the Board may reasonably determine less any costs borne by him in connection with the recovery of such damages or compensation, provided that the amount to be refunded shall not exceed the total amount paid to the Employee by the Company in respect of the period of Incapacity.

10.7

The rights of the Company to terminate the Appointment under the terms of this agreement apply even when such termination would or might cause the Employee to forfeit any entitlement to sick pay or other benefits.

11.

CONFIDENTIAL INFORMATION

11.1

The Employee acknowledges that during the Appointment he will have access to Confidential Information. The Employee has therefore agreed to accept the restrictions in this clause 11.

11.2

The Employee shall not (except in the proper course of his duties), either during the Appointment or at any time after its termination (however arising), use or disclose to any person, company or other organisation whatsoever (and shall use his best endeavours to prevent the publication or disclosure of) any Confidential Information. This shall not apply to:

a)

any use or disclosure authorised by the Board or required by law;

b)

any information which is already in, or comes into, the public domain other than through the Employee's unauthorised disclosure; or

c)

any protected disclosure within the meaning of section 43A of the Employment Rights Act 1996.

12.

INTELLECTUAL PROPERTY RIGHTS

12.1

You will promptly inform the Company if you make or are involved in making an invention during your employment and will give the Company sufficient details of the Invention to allow the Company to assess the Invention and to decide whether the Invention belongs to you, the Company (or a Group Company) or both. The Company will treat any Invention which does not belong to it or a Group Company as confidential.

“Invention” means any invention (whether patentable or not within the meaning of the Patents Act 1977 or other applicable legislation in any other country) relating to or capable of being used in the business of the Company or a Group Company.

12.2

If an Invention belongs to the Company or a Group Company, you will act as a trustee for the Company or such Group Company in relation to that Invention and will, at the request and expense of the Company, do everything necessary to vest all right, title and interest in it in the Company, a Group Company or its respective nominees (as legal and beneficial owner) and to secure full patent or other appropriate protection anywhere in the world.

12.3

Due to the nature of your job it is likely that you will create or be involved in creating Work during your employment.

“Work” means any discovery, design, database or other work (whether registerable or not and whether a copyright work or not) which is not an Invention and which you create or are involved in creating:

a)

in connection with your employment; or

b)

relating to or capable of being used in those aspects of the businesses of any Group Company in which you are involved.

12.4

You:

a)

assign to the Company to the extent allowed by law all your right, title and interest in any current or future Work (whether now existing or brought into being in the future); and

b)

will act as a trustee for the Company in relation to all such Works;

and will in either case at the request and expense of the Company do everything necessary to vest all right, title and interest in any Work in the Company or its nominees (as legal and beneficial owner) and to defend its rights in those works and to secure appropriate protection anywhere in the world.

12.5

If you generate any Information or are involved in generating any Information during the Employment you will promptly give to the Company full details of it and you acknowledge that such Information belongs to the Company.

“Information” means any idea, method or information, which is not an Invention or Work generated by you either:

a)

in the course of your employment; or

b)

outside the course of your employment but relating to the business, finance or affairs of any Group Company.

12.6

If you become aware of any infringement or suspected infringement of any intellectual property right in any Invention, Work or Information you will promptly notify the Company in writing.

12.7

You will not disclose or make use of any Invention, Work or Information without the Company’s prior written consent unless the disclosure is necessary for the proper performance of your duties.

12.8

So far as permitted by law you irrevocably waive any rights you may have under Chapter IV (moral rights) of Part 1 of the Copyright, Designs and Patents Act 1988 and any foreign corresponding rights in respect of all Works.

12.9

Rights and obligations under clause 12 will continue after the termination of this agreement in respect of all Inventions, Works and Information made or obtained during your employment and will be binding on your personal representatives.

12.10

You agree that you will not by your acts or omissions do anything which would or might prejudice the rights of the Company or any Group Company under clause 12.

12.11

You will not make copies not needed to perform your duties of any files or documents, independent of their form or format, belonging to the Company, any Group Company or their service providers and will not introduce any of your own computer files into any computer used by any Group Company in breach of any Group Company policy, unless you have obtained the consent of the Company.

12.12

By entering into this agreement, you irrevocably appoint the Company to act on your behalf to execute any document and do anything in your name for the purpose of giving the Company (or its nominee) the full benefit of the provision of clause 12 or the Company’s or any Group Company’s entitlement under statute. If there is any doubt as to whether such a document (or other thing) has been carried out within the authority conferred by this clause 12.12, a certificate in writing (signed by any director or the secretary of the Company) will be sufficient to prove that the act or thing falls within that authority.

13.

PAYMENT IN LIEU OF NOTICE

13.1

Notwithstanding clause 2.1, the Company may, in its sole and absolute discretion, terminate the Appointment at any time and with immediate effect by notifying the Employee that the Company is exercising its right under this clause 13 and that it will make within 28 days a payment in lieu of notice (Payment in Lieu), or the first instalment of any Payment in Lieu, to the Employee. This Payment in Lieu will be equal to the basic salary (as at the date of termination) which the Employee would have been entitled to receive under this agreement during the notice period referred to in clause 2.1 (or, if notice has already been given, during the remainder of the notice period) less income tax and National Insurance contributions. For the avoidance of doubt, the Payment in Lieu shall not include any element in relation to:

a)

any bonus or commission payments that might otherwise have been due during the period for which the Payment in Lieu is made;

b)

any payment in respect of benefits which the Employee would have been entitled to receive during the period for which the Payment in Lieu is made; and

c)

any payment in respect of any holiday entitlement that would have accrued during the period for which the Payment in Lieu is made.

13.2

The Company may pay any sums due under clause 13.1 in equal monthly instalments until the date on which the notice period referred to in clause 2.1 would have expired if notice had been given. The Employee shall be obliged to seek alternative income during this period and to notify the Company of any income so received. The instalment payments shall then be reduced by the amount of such income.

13.3

The Employee shall have no right to receive a Payment in Lieu unless the Company has exercised its discretion in clause 13.1. Nothing in this clause 13 shall prevent the Company from terminating the Appointment for breach.

13.4

Notwithstanding clause 13.1 the Employee shall not be entitled to any Payment in Lieu if the Company would otherwise have been entitled to terminate the Appointment without notice in accordance with clause 14. In that case the Company shall also be entitled to recover from the Employee any Payment in Lieu (or instalments thereof) already made.

14.

TERMINATION WITHOUT NOTICE

14.1

Notwithstanding clause 2.1, the Company may terminate the Appointment with immediate effect without notice and with no liability to make any further payment to the Employee (other than in respect of amounts accrued due at the date of termination) if the Employee:

a)

is guilty of any gross misconduct affecting the business of the Company;

b)

commits any serious or repeated breach or non-observance of any of the provisions of this agreement or refuses or neglects to comply with any reasonable and lawful directions of the Company;

c)

is, in the reasonable opinion of the Board, negligent and incompetent in the performance of his duties;

d)

is declared bankrupt or makes any arrangement with or for the benefit of his creditors or has a county court administration order made against him under the County Court Act 1984;

e)

is convicted of any criminal offence (other than an offence under any road traffic legislation in the United Kingdom or elsewhere for which a fine or non-custodial penalty is imposed) or any offence under any regulation or legislation relating to insider dealing;

f)

is, in the opinion of a medical practitioner physically or mentally incapable of performing their duties and may remain so for more than three months and the medical practitioner has given a medical opinion to the Board to that effect;

g)

ceases to be eligible to work in the United Kingdom;

h)

is guilty of any fraud or dishonesty or acts in any manner which in the opinion of the Company brings or is likely to bring the Employee or the Company into disrepute or is materially adverse to the interests of the Company;

i)

is in breach of the Company's insider trading policy; or the anti-corruption and bribery policy and related procedures;

j)

is guilty of a serious breach of any rules issued by the Company from time to time regarding its electronic communications systems; or

k)

is unable by reason of Incapacity to perform his duties under this agreement for an aggregate period of 4 weeks in any 52-week period.

14.2

The rights of the Company under clause 14.1 are without prejudice to any other rights that it might have at law to terminate the Appointment or to accept any breach of this agreement by the Employee as having brought the agreement to an end. Any delay by the Company in exercising its rights to terminate shall not constitute a waiver thereof.

15.

OBLIGATIONS ON TERMINATION

15.1

On termination of the Appointment (however arising) the Employee shall:

a)

immediately deliver to the Company all documents, books, materials, records, correspondence, papers and information (on whatever media and wherever located) relating to the business or affairs of the Company or any Group Company, or its business contacts, any keys, credit card and any other property of the Company or Group Company including any car provided to the Employee, which is in his possession or under his control;

b)

irretrievably delete any information relating to the business of the Company or any Group Company stored on any magnetic or optical disk or memory and all matter derived from such sources which is in his possession or under his control outside the Company's premises; and

c)

provide a signed statement that he has complied fully with his obligations under this clause 15.1 together with such reasonable evidence of compliance as the Company may request.

15.2

In order to protect the Confidential Information, trade secrets and business connections of the Company and each Group Company to which he has access as a result of the Appointment, the Employee covenants with the Company (for itself and as trustee and agent for each Group Company) that he shall not, for a period of 6 months from the termination of the Appointment, work or provide services in any capacity to any of our competitors.

15.3

On termination of the Appointment however arising the Employee shall not be entitled to any compensation for the loss of any rights or benefits under any share option, bonus, long-term incentive plan or other profit sharing scheme operated by the Company or any Group Company in which he may participate.

16.

DISCIPLINARY AND GRIEVANCE PROCEDURES

16.1

The Employee is subject to the Company's disciplinary and grievance procedures, copies of which are available from the Group HR Manager. These procedures do not form part of the Employee's contract of employment.

16.2

If the Employee wants to raise a grievance, he may apply in writing to the CEO in accordance with the Company's grievance procedure.

16.3

If the Employee wishes to appeal against a disciplinary decision, he may apply in writing to the CEO in accordance with the Company's disciplinary procedure.

16.4

The Company may suspend the Employee from any or all of his duties for no longer than is necessary to investigate any disciplinary matter involving the Employee or so long as is otherwise reasonable while any disciplinary procedure against the Employee is outstanding.

16.5

During any period of suspension:

a)

the Employee shall continue to receive his basic salary and all contractual benefits in the usual way and subject to the terms of any benefit arrangement;

b)

the Employee shall remain an employee of the Company and bound by the terms of this agreement;

c)

the Employee shall ensure that the CEO knows where he will be and how he can be contacted during each working day (except during any periods taken as holiday in the usual way);

d)

the Company may exclude the Employee from his place of work or any other premises of the Company; and

e)

the Company may require the Employee not to contact or deal with (or attempt to contact or deal with) any officer, employee, consultant, client, customer, supplier, agent, distributor, shareholder, adviser or other business contact of the Company.

17.

COLLECTIVE AGREEMENTS

There is no collective agreement which directly affects the Appointment.

18.

RECONSTRUCTION AND AMALGAMATION

If the Appointment is terminated at any time by reason of any reconstruction or amalgamation of the Company, whether by winding up or otherwise, and the Employee is offered employment with any concern or undertaking involved in or resulting from the reconstruction or amalgamation on terms which (considered in their entirety) are no less favourable to any material extent than the terms of this agreement, the Employee shall have no claim against the Company or any such undertaking arising out of or connected with the termination.

19.

NOTICES

19.1

A notice given to a party under this agreement shall be in writing in the English language and signed by or on behalf of the party giving it. It shall be delivered by hand or sent to the party at the address given in this agreement or as otherwise notified in writing to the other party.

19.2

Any such notice shall be deemed to have been received:

a)

if delivered by hand, at the time the notice is left at the address or given to the addressee; and

b)

in the case of pre-paid first class UK post or other next working day delivery service, at 9.00 am on the second business day after posting or at the time recorded by the delivery service.

19.3

A notice shall have effect from the earlier of its actual or deemed receipt by the addressee. For the purpose of calculating deemed receipt:

a)

all references to time are to local time in the place of deemed receipt; and

b)

if deemed receipt would occur on a Saturday or Sunday or a public holiday when banks are not open for business, deemed receipt is at 9.00 am on the next business day.

19.4

A notice required to be given under this agreement shall not be validly given if sent by e-mail.

19.5

This clause does not apply to the service of any proceedings or other documents in any legal action.

20.

ENTIRE AGREEMENT

20.1

This agreement and any document referred to in it constitutes the entire agreement between the parties and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter.

20.2

Each party acknowledges that in entering into this agreement it does not rely on, and shall have no remedies in respect of, any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this agreement.

20.3

Each party agrees that it shall have no claim for innocent or negligent misrepresentation or negligent misstatement based on any statement in this agreement.

20.4

Nothing in this clause shall limit or exclude any liability for fraud.

21.

VARIATION

No variation or agreed termination of this agreement shall be effective unless it is in writing and signed by the parties (or their authorised representatives).

22.

COUNTERPARTS

22.1

This agreement may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement.

23.

THIRD PARTY RIGHTS

No one other than a party to this agreement shall have any right to enforce any of its terms.

24.

GOVERNING LAW

This agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

25.

JURISDICTION

Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this agreement or its subject matter or formation (including non-contractual disputes or claims).

This agreement has been entered into on the date stated at the beginning of it.

/s/ Cameron Reynolds Signed by Cameron Reynolds Director and CEO for and on behalf of Volition Diagnostics UK Limited
/s/ Jacob Micallef Signed Dr Jacob Micallef